Exhibit 10.19

UNITED NATURAL FOODS, INC.

NON-STATUTORY STOCK OPTION AGREEMENT

1.                                                              Grant of Option.  United Natural Foods, Inc., a Delaware corporation (the “Company”), hereby grants to                                      (the “Grantee”) an option, pursuant to the Company’s 2002 Stock Incentive Plan (the “Plan”), to purchase an aggregate of                                      shares of Common Stock, par value $0.01 per share (“Common Stock”), of the Company at a price of $                 per share, purchasable as set forth in and subject to the terms and conditions of this option and the Plan.  Except in the preceding sentence and where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”).  All capitalized terms that are used in this Agreement without definition, shall have the meanings set forth in the Plan.

2.                                                              Non-Statutory Stock Option.  This option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

3.                                                              Exercise of Option and Provisions for Termination.

(a)                                 Vesting Schedule.  Except as otherwise provided in this Agreement, this option may be exercised prior to the tenth anniversary of the date of grant (hereinafter the “Expiration Date”) in installments as to not more than the number of shares set forth in the table below during the respective installment periods set forth in the table below.

Exercise Period	Number of Shares as to which Option is Exercisable
On or after September 12, 2011 but prior to September 12, 2012	0

On or after September 12, 2012 but prior to September 12, 2013

On or after September 12, 2013 but prior to September 12, 2014

On or after September 12, 2014 but prior to September 12, 2015

On or after September 12, 2015

The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible during any exercise period, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this option.  This option may not be exercised at any time on or after the Expiration Date, except as otherwise provided in Sections 3(d) and (e) below.

(b)                                 Exercise Procedure.  Subject to the conditions set forth in this Agreement, this option shall be exercised by the Grantee’s delivery of written notice of exercise to the Treasurer of the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 4.  Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with the required payment.  The Grantee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(c)                                  Continuous Employment Required.  Except as otherwise provided in this Section 3, this option may not be exercised unless the Grantee, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, an employee of the Company.  For all purposes of this option, (i) “employment” shall be defined in accordance with the provisions of Section 1.421-1(h) of the Income Tax Regulations or any successor regulations, and (ii) if this option shall be assumed or a new option substituted therefor in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substituting corporation (hereinafter called the “Successor Corporation”) shall be considered for all purposes of this option to be employment by the Company.

(d)                                 Exercise Period Upon Termination of Employment.  If the Grantee ceases to be employed by the Company for any reason, then, except as provided in paragraphs (e) and (f) below, the right to exercise this option shall terminate 90 days after such cessation (but in no event after the Expiration Date); provided that this option shall be exercisable only to the extent that the Grantee was entitled to exercise this option on the date of such cessation.  Notwithstanding the foregoing, if the Grantee, prior to the Expiration Date, materially violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Grantee and the Company, the right to exercise this option shall terminate immediately upon written notice to the Grantee from the Company describing such violation.

(e)                                  Exercise Period Upon Death or Disability.  If the Grantee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an employee of the Company, or if the Grantee dies within 90 days after the Grantee ceases to be an employee of the Company (other than as the result of a discharge for “cause” as specified in paragraph (f) below), this option shall be exercisable, within the period of three years following the date of death or disability of the Grantee (but in no event after the Expiration Date), by the Grantee or by the person to whom this option is transferred by will or the laws of descent and distribution, provided that this option shall be exercisable only to the extent that this option was exercisable by the Grantee on the date of his or her death or disability.  Except as otherwise indicated by the context, the term “Grantee”, as used in this option, shall be deemed to include the estate of the Grantee or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Grantee.

(f)                                   Discharge for Cause.  If the Grantee, prior to the Expiration Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon such cessation of employment.  “Cause” shall mean willful misconduct in connection with the Grantee’s employment or willful failure to perform his or her employment responsibilities in the best interests of the Company (including, without limitation, breach by the Grantee of any provision of any employment, nondisclosure, non-competition or other similar agreement between the Grantee and the Company), as determined by the Company, which determination shall be conclusive.  The Grantee shall be considered to have been discharged “for cause” if the Company determines, within 30 days after the Grantee’s resignation, that discharge for cause was warranted.

(g)                                  Termination of Employment After a Change in Control.  Notwithstanding the provisions of paragraphs (d), (e) and (f) above, if, within three months after the Company obtains actual knowledge that a Change in Control (as defined in the Plan) has occurred, the Grantee’s employment with the Company ceases for any reason, the Grantee may exercise this option in full, notwithstanding any limitation on the exercise of this option, at any time within three months after such cessation of employment.

4.                                                              Payment of Purchase Price.  The payment of the purchase price for shares of Common Stock purchased upon exercise of this option shall be made in accordance with one or more of the following permissible methods:

(a)                                 by money order, cashier’s check, or certified check;

(b)                                 by the Grantee’s (a) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to the broker for the Grantee’s account and (b) irrevocable instruction letter to the broker to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company, provided that at the time of such exercise, such exercise would not subject the Grantee to liability under Section 16(b) of the Exchange Act, or would be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act or any other exemption from such liability. The Company shall deliver an acknowledgment to the broker upon receipt of instructions to deliver the Shares. The Company shall deliver the Shares to the broker upon the settlement date. The broker shall deliver to the Company cash sale proceeds sufficient to cover the exercise price upon receipt of the Shares from the Company.

(c)                                  by the tender of Shares already owned by the Grantee to the Company, or by the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares that it issues to the Grantee by the number of Shares necessary for payment in full of the exercise price for the Shares so purchased;

1.                                      Shares tendered or attested to in exchange for Shares issued under the Plan must be held by the Grantee for at least six months prior to their tender or their attestation to the Company. The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan, and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the exercise price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable. Except as provided in this paragraph, the date of exercise shall be deemed to be the date that the notice of exercise and payment of the exercise price are received by the Committee. For exercise pursuant to Section 10(a)(2)(iv) of the Plan, the date of exercise shall be deemed to be the date that the notice of exercise is received by the Committee.

(d)                                 Or a combination of the above.

5.                                                              Delivery of Shares; Compliance With Securities Laws, Etc.

(a)                                 General.  The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Grantee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

(b)                                 Listing, Qualification, Etc.  This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors.  Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification or disclosure, or to satisfy such other condition.

6.                                                              Nontransferability of Option.  This option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process, other than in accordance with the terms of the Plan.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

7.                                                              No Special Employment Rights.  Nothing contained in the Plan or this option shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Grantee for the period within which this option may be exercised.

8.                                                              Rights as a Stockholder.  The Grantee shall have no rights as a stockholder with respect to any shares which may be purchased by exercise of this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) unless and until a certificate representing such shares is duly issued and delivered to the Grantee.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

9.                                                              Withholding Taxes.  The Company’s obligation to deliver shares upon the exercise of this option shall be subject to the Grantee’s satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

10.                                                       Miscellaneous.

(a)                                 Subject to the restrictions contained in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this option, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Grantee shall not to that extent be effective without the consent of the Grantee.

(b)                                 All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

(c)                                  The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.  The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(d)                                 This option shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law, rules or principals that might otherwise refer construction or interpretation of any provisions of this Agreement to the substantive law of any other jurisdiction.

(e)                                  Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee.  Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

(f)                                   This Agreement shall inure to the benefit of and be binding upon any successor to the Company.  This Agreement shall inure to the benefit of the Grantee’s legal representative.  All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrator and successors.

(g)                                  The Company may, in its sole discretion, decide to deliver any document related to current or future participation in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

[Signature Page Follows]

AGREED AND ACCEPTED:

UNITED NATURAL FOODS, INC.

By:
Mark E. Shamber
SVP, CFO and Treasurer
313 Iron Horse Way
Providence RI 02908

Grantee’s Acceptance:

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2002 Stock Incentive Plan.

GRANTEE:

Address: